Exhibit 99.2
BIGBEAR.AI ANNOUNCES CLOSING OF $25 MILLION PRIVATE PLACEMENT

COLUMBIA, Maryland — January 19, 2023 — BigBear.ai Holdings, Inc. (NYSE: BBAI) (“BigBear.ai” or the “Company”), a leader in AI-powered analytics and cyber engineering solutions, today announced that it has closed its previously announced private placement for the issuance and sale of 13,888,889 shares of the Company’s common stock, $0.0001 par value per share, and warrants to purchase up to an additional 13,888,889 shares of common stock at an offering price of $1.80 per share and accompanying warrant. The warrants will become exercisable six months after issuance, have a term of five years from the initial exercise date and an exercise price of $2.39 per share.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the private placement were approximately $25 million before deducting the placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital.

The offer and sale of the foregoing securities in the private placement and described above were made in a transaction not involving a public offering and have not been registered under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company has agreed to file a registration statement with the SEC covering the resale of the shares of the common stock and the shares of common stock underlying the warrants in the private placement no later than 20 days following the date of the agreement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BigBear.ai

BigBear.ai delivers AI-powered analytics and cyber engineering solutions to support mission-critical operations and decision-making in complex, real-world environments. BigBear.ai’s customers, which include the US Intelligence Community, as well as customers in manufacturing, logistics, commercial space, and other sectors, rely on BigBear.ai’s solutions to see and shape their world through reliable, predictive insights and goal-oriented advice. Headquartered in Columbia, Maryland, BigBear.ai has additional locations in Virginia and Michigan.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from the private placement and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to the uncertainty of the projected financial information (including on a segment reporting basis); risks related to delays caused by factors outside of our control, including changes in fiscal or contracting policies or decreases in available government funding; changes in government programs or applicable requirements; budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by any lapses in appropriations for the federal government or certain of its departments and agencies; influence by, or competition from, third parties with respect to pending, new, or existing contracts with government customers; our ability to successfully compete for and receive task orders and generate revenue under Indefinite Delivery/Indefinite Quantity contracts; potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics; and increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our subcontractors; risks related to the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to issue equity or equity-linked securities in the future, and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts

BigBear.ai
Tyler Sigmon
443-430-2622
media@bigbear.ai

Reevemark
Paul Caminiti/Delia Cannan/Pam Greene
212-433-4600
investors@bigbear.ai

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